EXHIBIT 99.1
                                   May 2, 2003

PowerSki International
150-A Calle Iglesia
San Clemente, CA 92672

                  LETTER OF INTENT

Gentlemen:

         The following will summarize the principal terms of a merger agreement ("Merger Agreement") to be entered into between Nova Communications Ltd ("Nova"), a Nevada corporation, and PowerSki International ("PSI"), a California corporation, as follows:

         1. PSI and Nova intend to enter into the Merger Agreement pursuant to which, among other things, PSI will be merged into Nova with Nova being the surviving corporation.

         2. Prior the execution of the Merger Agreement, Nova will use its best effort to obtain financing for PSI from private investors in an aggregate amount and on terms and conditions to be agreed upon between Nova and PSI.

         3. The closing of the Merger Agreement ("Closing") will be a date not later than one hundred eighty (180) days after the Merger Agreement is signed, which will be the Closing Date.

         4. The terms of the proposed merger will be further negotiated and memorialized in the definitive Merger Agreement, which will contain the usual and customary representations and warranties, specific obligations of the parties pending the Closing and conditions precedent to Closing.

         5. The representatives of Nova and PSI, respectively, are to be permitted to make a full and complete investigation of the business, properties, customers, financial statements and books and records of Nova and PSI, respectively, for a period of one hundred eighty (180) days from the signing of this Letter of Intent.



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         6. During the period from the date of this Letter of Intent to Closing,
PSI will operate in the ordinary course of business and PSI will use its best efforts to preserve its business and its relationship with its employees, customers, distributors and suppliers.

         7. Nova and PSI each  agree to bear  their  own  expenses  incurred  in
connection  with  the  proposed  Merger  Agreement,   including  fees  of  their
respective attorneys, accountants and other advisors.

         8. Nova and PSI have signed a confidentiality agreement of even date herewith, which agreement is attached and incorporated herein by this reference, as paragraph 8.

         9. Without the prior approval of the other party to this letter, no party will hereafter make any announcement of the transactions contemplated hereby, until and unless the Merger Agreement is executed by both parties.

         10. Nova believes that Robert E. Montgomery's and other key employees' ( to be determined) continued availability and participation in the continuing business activities is a great importance. Therefore, Novas will enter into consulting/employment agreements with them for a period of at least five (5) years (at least with respect to Mr. Montgomery) at compensation amounts to be negotiated with, an included in, the Merger Agreement.

         This Letter of Intent is accepted by the parties as a statement of mutual intention at this time to conduct further negotiations along the lines indicated above, and it is understood that the proposed purchase of assets is subject to the negotiation of the Merger Agreement, and review and approval thereof by the respective legal counsel and boards of directors of the parties. It is understood that except for the provisions of paragraphs 7, 8 and 9 (which are binding on PSI and Nova), neither Nova nor PSI will be bound to the other by this Letter of Intent for damages, expenses, failure to finally agree upon the definitive Merger Agreement, or in any other way.

         If the foregoing correctly sets forth our general understanding, kindly so indicate by signing and returning the enclosed copy of this Letter of Intent.


                                                 Very truly yours,

                                               Nova Communications Ltd.

                                                By: /s/ KENNETH OWEN
                                                     President


AGREED AND ACCEPTED AS OF THE DATE OF THIS LETTER:

PowerSki International

By: /s/ ROBERT E. MONTGOMERY
     President